Exhibit 10.12
REGISTRATION RIGHTS AGREEMENT
     This REGISTRATION RIGHTS AGREEMENT (this “Agreement”) is dated as of February 27, 2006, by and among Concho Resources Inc., a Delaware corporation (the “Company”), the Persons listed on Schedule I attached hereto (the “Holdings Stockholders”), Chase Oil Corporation, a New Mexico corporation (“Chase”), Caza Energy LLC, a New Mexico limited liability company (“Caza”) and the Persons listed on Schedule II attached hereto (collectively, the “WI Owners,” and together with Chase and Caza, the “Chase Stockholders”).
     Section 1. Background.
     1.1 The Company has agreed to issue to the Holdings Stockholders and the Chase Stockholders shares of the Company’s Common Stock, pursuant to the transactions contemplated by that certain Combination Agreement dated as of February 24, 2006 by and among the Company, Concho Equity Holdings Corp., a Delaware corporation, the Holdings Stockholders and the Chase Stockholders (the “Combination Agreement”).
     1.2 A Stockholders’ Agreement of even date herewith by and among the Company, the Holdings Stockholders and the Chase Stockholders (the “Stockholders’ Agreement”) is in place, pursuant to which the Holdings Stockholders and the Chase Stockholders have been granted a right of first offer to purchase New Securities (as defined in the Stockholders’ Agreement) that the Company may from time to time issue after the date of this Agreement.
     Section 2. Definitions.
     “Affiliate” shall mean with respect to any individual, corporation, partnership, association, trust, or any other entity (in each case, a “Person”), any Person which, directly or indirectly, controls, is controlled by or is under common control with such Person, including, without limitation any general partner, officer or director of such Person and any venture capital fund now or hereafter existing which is controlled by or under common control with one or more general partners or shares the same management company with such Person.
     “Common Stock” shall mean shares of the Company’s common stock, par value $0.001 per share.
     “Exchange Act” shall mean the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder.
     “Form S-3” means such form under the Securities Act as in effect on the date hereof or any registration form under the Securities Act subsequently adopted by the SEC which permits inclusion or incorporation of substantial information by reference to other documents filed by the Company with the SEC.
     “Holder” shall mean any Person owning or having the right to acquire Registrable Securities or any assignee thereof in accordance with Section 3.10 hereof.
     “Initiating Holders” means, collectively, any Holders who properly initiate a registration request under this Agreement.

     “IPO” means the Company’s first underwritten public offering of its Common Stock under the Securities Act.
     “Qualified Public Offering” means the first closing of an underwritten public offering of Common Stock registered under the Securities Act, pursuant to which such shares of common stock are authorized and approved for listing on a national securities exchange or admitted to trading and quoted in the Nasdaq National Market or comparable system.
     “register,” “registered,” and “registration” refer to a registration effected by preparing and filing a registration statement or similar document in compliance with the Securities Act, and the declaration or ordering of effectiveness of such registration statement or document.
     “Registrable Securities” means any of the Company’s Common Stock issued to the Holdings Stockholders, the Chase Stockholders, any Person formerly a holder of oil and gas working interests related to Chase or an Affiliate of Chase and any former stockholder of Concho Holdings Equities, Inc. not listed on Schedule I pursuant to or in connection with the Combination Agreement or pursuant to the preemptive rights of the Holdings Stockholders and the Chase Stockholders granted under the Stockholders’ Agreement, and any securities issuable with respect to any such Common Stock by way of distribution or in connection with any reorganization, recapitalization, merger, consolidation or otherwise. As to any particular Registrable Securities, once issued such securities shall cease to be Registrable Securities when (a) a registration statement with respect to the sale of such securities shall have become effective under the Securities Act and such securities shall have been disposed of in accordance with such registration statement, (b) they shall have been distributed to the public pursuant to Rule 144 or Rule 144A (or any successor provision) under the Securities Act, (c) with respect to any Holder, such Holder is not an Affiliate of the Company, and such shares may be sold freely by such Holder without restriction under Rule 144(k) (or any successor provision), or (d) they shall have ceased to be outstanding.
     “Registrable Securities then outstanding” means the number of shares determined by adding the number of shares of Common Stock outstanding which are, and the number of shares of Common Stock issuable pursuant to then exercisable or convertible securities which are, Registrable Securities.
     “Requisite Chase Holders” means the holders of 20% of the Registrable Securities held by the Chase Stockholders.
     “Requisite Holdings Holders” means the holders of 20% of the Registrable Securities held by the Holdings Stockholders.
     “SEC” means the Securities and Exchange Commission.
     “SEC Rule 144” means Rule 144 promulgated by the SEC under the Securities Act.
     “SEC Rule 144(k)” means Rule 144(k) promulgated by the SEC under the Securities Act.

     “SEC Rule 145” means Rule 145 promulgated by the SEC under the Securities Act.
     “Securities Act” means the Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder.
     “Violation” means losses, claims, damages, or liabilities (joint or several) to which a party hereto may become subject under the Securities Act, the Exchange Act or other federal or state law, insofar as such losses, claims, damages, or liabilities (or actions in respect thereof) arise out of or are based upon any of the following statements, omissions or violations: (i) any untrue statement or alleged untrue statement of a material fact contained in such registration statement, including any preliminary prospectus or final prospectus contained therein or any amendments or supplements thereto, (ii) the omission or alleged omission to state therein a material fact required to be stated therein, or necessary to make the statements therein not misleading, or (iii) any violation or alleged violation by any other party hereto, of the Securities Act, the Exchange Act, any state securities law or any rule or regulation promulgated under the Securities Act, the Exchange Act or any state securities law.
     Section 3. Registration Rights.
     3.1 Request for Registration.
     (a) If the Company shall receive at any time after the earlier of (i) a Qualified Public Offering or (ii) nine (9) months after the closing date of the Combination Agreement, subject to Section 3.11, a written request from the Requisite Chase Holders or the Requisite Holdings Holders that the Company file a registration statement under the Securities Act covering the registration of Registrable Securities with an anticipated aggregate offering price, net of underwriting discounts and commissions, exceeding $50,000,000, then the Company shall:
     (i) within ten (10) days of the receipt thereof, give written notice of such request to all Holders;
     (ii) as soon as reasonably practicable, file a registration statement under the Securities Act covering all Registrable Securities which the Holders request to be registered, which request shall be given within fifteen (15) days after mailing of the notice of the Company made in accordance with subsection 3.1(a)(i), subject to the limitations of subsection 3.1(b); and
     (iii) use its commercially reasonable efforts to cause such registration statement to be declared effective by the SEC as soon as practicable after the initial filing thereof.
All requests made pursuant to this Section 3 will specify the amount of Registrable Securities to be registered and the intended methods of disposition thereof.
     (b) If the Initiating Holders intend to distribute the Registrable Securities covered by their request by means of an underwriting, they shall so advise the Company as a part of their request made pursuant to subsection 3.1(a) and the Company shall include such information in the written notice referred to in subsection 3.1(a). The underwriter will be selected by the Company. In such event, the right of any Holder to include such Holder’s Registrable Securities in such registration shall be conditioned upon such Holder’s participation in such underwriting and the inclusion of such Holder’s Registrable Securities in the underwriting to the extent provided herein. All Holders proposing to distribute their securities through such underwriting shall (together with the Company as provided in subsection 3.3(d)) enter into an underwriting agreement in customary form with the underwriter or underwriters selected for such underwriting. Notwithstanding any other provision of this Section 3.1, if the underwriter advises the Initiating Holders in writing that marketing factors require a limitation of the number of shares to be underwritten, then the Initiating Holders shall so advise all Holders of Registrable Securities which would otherwise be underwritten pursuant hereto, and the number of shares of Registrable Securities that may be included in the underwriting shall be allocated among all Holders of Registrable Securities, including the Initiating Holders, in proportion (as nearly as practicable) to the number of Registrable Securities of the Company owned by each Holder. To facilitate the allocation of shares in accordance with the above provisions, the Company or the underwriters may round the number of shares allocated to any Holder to the nearest 100 shares.
     (c) The Company shall not be obligated to effect, or to take any action to effect, any registration
     (i) more than one time in any six month period; or
     (ii) in any particular jurisdiction in which the Company would be required to execute a general consent to service of process in effecting such registration, unless the Company is already subject to service in such jurisdiction and except as may be required under the Securities Act.
     (d) Notwithstanding the foregoing, if the Company shall furnish to Holders requesting a registration statement pursuant to this Section 3.1 a certificate signed by the Chief Executive Officer of the Company stating that in the good faith judgment of the Board of Directors of the Company it would be materially detrimental to the Company and its stockholders for such registration statement to be filed and it is therefore necessary to defer the filing of such registration statement, the Company shall have the right to defer taking action with respect to such filing for a period of not more than ninety (90) days after receipt of the request of the Initiating Holders.
     3.2 Company Registration. If the Company proposes to register (including for this purpose a registration effected by the Company for stockholders other than the Holders) any of its stock or other securities under the Securities Act in connection with the public offering of such securities by the Company solely for cash (other than a registration statement relating either to the sale of securities to employees of the Company pursuant to a stock option, stock purchase or similar plan or an SEC Rule 145 transaction, a registration on any form which does not include substantially the same information as would be required to be included in a registration statement covering the sale of the Registrable Securities, a registration statement on which the only Common Stock being registered is Common Stock issuable upon conversion of debt securities which are also being registered, or a shelf registration on Form S-3), the Company shall, at such time, promptly give each Holder written notice of such registration. Upon the written request of each Holder given within twenty (20) days after mailing of such notice by the Company in accordance with Section 6, the Company shall, subject to the provisions of Section 3.7, cause to be registered under the Securities Act all of the Registrable Securities that each such Holder has requested to be registered. The Company shall have the right to terminate or withdraw any registration initiated by it under this Section 3.2 prior to the effectiveness of such registration whether or not any Holder has elected to include securities in such registration. The expenses of such withdrawn registration shall be borne by the Company in accordance with Section 3.6 hereof.
     3.3 Obligations of the Company. Whenever required under this Section 3 to effect the registration of any Registrable Securities, the Company shall, as soon as reasonably practicable,
     (a) prepare and file with the SEC a registration statement with respect to such Registrable Securities and use its commercially reasonable efforts to cause such registration statement to become effective, and, upon the request of the Holders of a majority of the Registrable Securities registered thereunder, keep such registration statement effective for a period of up to one hundred twenty (120) days or, if earlier, until the distribution contemplated in the Registration Statement has been completed;
     (b) prepare and file with the SEC such amendments and supplements to such registration statement and the prospectus used in connection with such registration statement as may be necessary to comply with the provisions of the Securities Act with respect to the disposition of all securities covered by such registration statement;
     (c) furnish to the Holders such numbers of copies of a prospectus, including a preliminary prospectus, in conformity with the requirements of the Securities Act, and such other documents as they may reasonably request in order to facilitate the disposition of Registrable Securities owned by them;
     (d) in the event of any underwritten public offering, enter into and perform its obligations under an underwriting agreement, in usual and customary form, with the managing underwriter of such offering. Each Holder participating in such underwriting shall also enter into and perform its obligations under such an agreement;
     (e) cause all such Registrable Securities registered pursuant to this Agreement hereunder to be listed on a national securities exchange or trading system and each securities exchange and trading system on which similar securities issued by the Company are then listed;
     (f) provide a transfer agent and registrar for all Registrable Securities registered pursuant hereunder and a CUSIP number for all such Registrable Securities, in each case not later than the effective date of such registration statement;
     (g) use its reasonable commercial efforts to furnish, at the request of any Holder requesting registration of Registrable Securities pursuant to this Section 3, on the date on which such Registrable Securities are sold to the underwriter, (i) an opinion, dated such date, of the counsel representing the Company for the purposes of such registration, in form and substance as is customarily given to underwriters in an underwritten public offering, addressed to the underwriters, if any, and (ii) a “comfort” letter dated such date, from the independent certified public accountants of the Company, in form and substance as is customarily given by independent certified public accountants to underwriters in an underwritten public offering, addressed to the underwriters, if any.
     3.4 Furnish Information. It shall be a condition precedent to the obligations of the Company to take any action pursuant to this Section 3 with respect to the Registrable Securities of any selling Holder that such Holder shall furnish to the Company such information regarding itself, the Registrable Securities held by it, and the intended method of disposition of such securities as shall be reasonably required to effect the registration of such Holder’s Registrable Securities.
     3.5 Expenses of Demand Registration. All expenses, other than underwriting discounts and commissions and the fees of counsel for such Holders incurred in connection with registrations, filings or qualifications pursuant to Section 3.1, including (without limitation) all registration, filing and qualification fees, printers’ and accounting fees, fees and disbursements of counsel for the Company shall be borne by the Company.
     3.6 Expenses of Company Registration. The Company shall bear and pay all expenses incurred in connection with any registration, filing or qualification of Registrable Securities with respect to the registrations pursuant to Section 3.2 hereof for each Holder (which right may be assigned as provided in Section 3.10 hereof), including (without limitation) all registration, filing, and qualification fees, printers and accounting fees relating or apportionable thereto, but excluding underwriting discounts and commissions relating to Registrable Securities.
     3.7 Underwriting Requirements. In connection with any offering involving an underwriting of shares of the Company’s capital stock pursuant to Section 3.2, the Company shall not be required to include any of the Holders’ securities in such underwriting unless they accept the terms of the underwriting as agreed upon between the Company and its underwriters, and then only in such quantity as the underwriters determine in their sole discretion will not jeopardize the success of the offering by the Company. If the total number of securities, including Registrable Securities, requested by stockholders to be included in such offering exceeds the amount of securities to be sold other than by the Company that the underwriters determine in their reasonable discretion is compatible with the success of the offering, then the Company shall be required to include in the offering only that number of such securities, including Registrable Securities, which the underwriters and the Company determine in their sole discretion will not jeopardize the success of the offering. In the event that the underwriters determine that less than all of the Registrable Securities requested to be registered can be included in such offering, then the Registrable Securities that are included in such offering shall be apportioned pro rata among the selling Holders based on the number of Registrable Securities held by all selling stockholders participating in such offering or in such other proportions as shall mutually be agreed to by all such selling Holders.

     3.8 Delay of Registration/Effectiveness.
     (a) No Holder shall have any right to obtain or seek an injunction restraining or otherwise delaying any registration pursuant to this Agreement as the result of any controversy that might arise with respect to the interpretation or implementation of this Section 3.
     (b) The Company will notify the Holders requesting registration pursuant to this Agreement, at any time when a prospectus relating to the requisite registration statement is required to be delivered under the Securities Act (within the period that the Company is required to keep such registration statement effective), of the happening of any event as a result of which the prospectus included in the requisite registration statement (as then in effect) contains an untrue statement of a material fact or omits to state any material fact required to be stated in the prospectus or that is necessary to make the statements in the prospectus, in light of the circumstances in which they were made, not misleading. The Company will prepare (and, as soon as reasonably practicable, file) a supplement or amendment to that prospectus so that, as thereafter delivered to the purchasers of those securities covered by such registration statement, that prospectus will not contain an untrue statement of a material fact or omit to state any material fact required to be stated in the prospectus or that is necessary to make the statements in the prospectus, in light of the circumstances in which they were made, not misleading. However, if the Board of Directors of the Company determines in its good faith judgment that filing any supplement or amendment to such registration statement to keep such registration statement available for use by such Holders for resales of the securities covered by such registration statement would require the Company to disclose material information that the Company has a bona fide business purpose for preserving as confidential, then, upon the Company’s notice to each Holder (the “Suspension Notice”), the Company’s obligation to supplement or amend such registration statement will be suspended. That suspension will remain in effect until the Company notifies such Holders in writing that the reasons for suspending those obligations no longer exist and the Company amends or supplements such registration statement as may be required. As soon as a Holder receives a Suspension Notice from the Company under this Section 3.8(b), that Holder will immediately discontinue disposing of securities covered by such registration statement until that Holder receives copies of the supplemented or amended prospectus referred to in this Section 3.8(b). At the Company’s request, each Holder will deliver to the Company all copies of the prospectus covering such securities current at the time of that request.
     3.9 Indemnification. In the event any Registrable Securities are included in a registration statement under this Section 3:
     (a) To the extent permitted by law, the Company will indemnify and hold harmless each Holder, the partners, members, officers, directors and stockholders of each Holder, legal counsel and accountants for each Holder, any underwriter (as defined in the Securities Act) for such Holder and each person, if any, who controls such Holder or underwriter within the meaning of the Securities Act or the Exchange Act, against any Violation and the Company will pay to each such Holder, underwriter, controlling person or other aforementioned person, any legal or other expenses reasonably incurred by them in connection with investigating or defending any such loss, claim, damage, liability, or action as such expenses are incurred; provided, however, that the indemnity agreement contained in this subsection 3.9(a) shall not apply to amounts paid in settlement of any such loss, claim, damage, liability, or action if such settlement is effected without the consent of the Company (which consent shall not be unreasonably withheld), nor shall the Company be liable in any such case for any such loss, claim, damage, liability, or action to the extent that it arises out of or is based upon a Violation which occurs in reliance upon and in conformity with written information furnished expressly for use in connection with such registration by any such Holder, underwriter, controlling person or other aforementioned person.
     (b) To the extent permitted by law, each selling Holder will severally and not jointly indemnify and hold harmless the Company, each of its directors, each of its officers who has signed the registration statement, each person, if any, who controls the Company within the meaning of the Securities Act, legal counsel and accountants for the Company, any underwriter, any other Holder selling securities in such registration statement and any controlling person of any such underwriter or other Holder, against any losses, claims, damages, or liabilities (joint or several) to which any of the foregoing persons may become subject, under the Securities Act, the Exchange Act or other federal or state law, insofar as such losses, claims, damages, or liabilities (or actions in respect thereto) arise out of or are based upon any Violation, in each case to the extent (and only to the extent) that such Violation occurs in reliance upon and in conformity with written information furnished by such Holder expressly for use in connection with such registration statement; and each such Holder will pay any legal or other expenses reasonably incurred by any person intended to be indemnified pursuant to this subsection 3.9(b), in connection with investigating or defending any such loss, claim, damage, liability, or action; provided, however, that the indemnity agreement contained in this subsection 3.9(b) shall not apply to amounts paid in settlement of any such loss, claim, damage, liability or action if such settlement is effected without the consent of the Holder, which consent shall not be unreasonably withheld; provided, further, that, in no event shall any indemnity under this subsection 3.9(b) exceed the net proceeds from the offering received by such Holder, except in the case of fraud or willful misconduct by such Holder.
     (c) Promptly after receipt by an indemnified party under this Section 3.9 of notice of the commencement of any action (including any governmental action), such indemnified party will, if a claim in respect thereof is to be made against any indemnifying party under this Section 3.9, deliver to the indemnifying party a written notice of the commencement thereof and the indemnifying party shall have the right to participate in, and, to the extent the indemnifying party so desires, jointly with any other indemnifying party similarly noticed, to assume the defense thereof with counsel mutually satisfactory to the parties; provided, however, that an indemnified party (together with all other indemnified parties which may be represented without conflict by one counsel) shall have the right to retain one separate counsel, with the fees and expenses to be paid by the indemnifying party, if representation of such indemnified party by the counsel retained by the indemnifying party would be inappropriate due to actual or potential differing interests between such indemnified party and any other party represented by such counsel in such proceeding. The failure to deliver written notice to the indemnifying party within a reasonable time of the commencement of any such action, if prejudicial to its ability to defend such action, shall relieve such indemnifying party of any liability to the indemnified party under this Section 3.9, but the omission so to deliver written notice to the indemnifying party will not relieve it of any liability that it may have to any indemnified party otherwise than under this Section 3.9.
     (d) In order to provide for just and equitable contribution to joint liability under the Securities Act in any case in which either (i) any Holder exercising rights under this Agreement, or any controlling person of any such Holder, makes a claim for indemnification pursuant to this Section 3.9 but it is judicially determined (by the entry of a final judgment or decree by a court of competent jurisdiction and the expiration of time to appeal or the denial of the last right of appeal) that such indemnification may not be enforced in such case notwithstanding the fact that this Section 3.9 provides for indemnification in such case, or (ii) contribution under the Securities Act may be required on the part of any such selling Holder or any such controlling person in circumstances for which indemnification is provided under this Section 3.9, then, and in each such case, the Company and such Holder will contribute to the aggregate losses, claims, damages or liabilities to which they may be subject (after contribution from others) in such proportion as is appropriate to reflect the relative fault of the indemnifying party on the one hand and of the indemnified party on the other in connection with the statements or omissions that resulted in such loss, liability, claim, damage, or expense as well as any other relevant equitable considerations. The relative fault of the indemnifying party and of the indemnified party shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the indemnifying party or by the indemnified party and the parties’ relative intent, knowledge, access to information, and opportunity to correct or prevent such statement or omission; provided however, that, in any such case, (I) no such Holder will be required to contribute any amount in excess of the public offering price of all such Registrable Securities offered and sold by such Holder pursuant to such registration statement, and (II) no person or entity guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) will be entitled to contribution from any person or entity who was not guilty of such fraudulent misrepresentation; provided further, that in no event shall a Holder’s liability pursuant to this Section 3.9(d), when combined with the amounts paid or payable by such holder pursuant to Section 3.9(b), exceed the proceeds from the offering (net of any underwriting discounts or commissions) received by such Holder, except in the case of willful fraud by such Holder.
     (e) Notwithstanding the foregoing, to the extent that the provisions on indemnification and contribution contained in the underwriting agreement entered into in connection with the underwritten public offering are in conflict with the foregoing provisions, the provisions in the underwriting agreement shall control.
     (f) Unless otherwise superseded by an underwriting agreement entered into in connection with the underwritten public offering, the obligations of the Company and

Holders under this Section 3.9 shall survive the completion of any offering of Registrable Securities in a registration statement under this Section 3, and shall survive the termination of this Agreement.
     3.10 Assignment of Registration Rights. The rights to cause the Company to register Registrable Securities pursuant to this Section 3 may be assigned (but only with all related obligations) by a Holder to a transferee or assignee of such securities that (i) is a subsidiary, Affiliate, parent, partner, member, limited partner, retired partner, retired member or stockholder of a Holder or (ii) is a Holder’s family member or trust for the benefit of an individual Holder, provided: (a) the Company is, within a reasonable time after such transfer, furnished with written notice of the name and address of such transferee or assignee and the securities with respect to which such registration rights are being assigned; (b) such transferee or assignee agrees in writing to be bound by and subject to the terms and conditions of this Agreement, including without limitation the provisions of Section 3.11 below; and (c) such assignment shall be effective only if immediately following such transfer the further disposition of such securities by the transferee or assignee is restricted under the Securities Act.
     3.11 “Market Stand-Off” Agreement. Each Holder hereby agrees that it will not, without the prior written consent of the managing underwriter, during the period commencing on the date of the final prospectus relating to the Company’s IPO and ending on the date specified by the Company and the managing underwriter (such period not to exceed l80 days) (i) lend, offer, pledge, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase, or otherwise transfer or dispose of, directly or indirectly, any shares of Common Stock or any securities convertible into or exercisable or exchangeable for Common Stock (whether such shares or any such securities are then owned by the Holder or are thereafter acquired) held immediately prior to the effectiveness of the Registration Statement for such offering, or (ii) enter into any swap or other arrangement that transfers to another, in whole or in part, any of the economic consequences of ownership of the Common Stock, whether any such transaction described in clause (i) or (ii) above is to be settled by delivery of Common Stock or other securities, in cash or otherwise. The foregoing provisions of this Section 3.11 shall apply only to the Company’s IPO, shall not apply to the sale of any shares to an underwriter pursuant to an underwriting agreement, and shall only be applicable to the Holders if all officers, directors and greater than five percent stockholders of the Company enter into similar agreements. The underwriters in connection with the Company’s IPO are intended third-party beneficiaries of this Section 3.11 and shall have the right, power and authority to enforce the provisions hereof as though they were a party hereto. Each Holder further agrees to execute such agreements as may be reasonably requested by the underwriters in the Company’s IPO that are consistent with this Section 3.11 or that are necessary to give further effect thereto.
     3.12 Termination of Registration Rights. No Holder shall be entitled to exercise any right provided for in this Section 3 after ten years following the consummation of the IPO.
     Section 4. Amendments and Waivers. This Agreement may be amended and the Company may take any action herein prohibited or omit to perform any act herein required to be performed by it, only if the Company shall have obtained the written consent to such amendment, action or omission to act, of the Requisite Chase Holders and the Requisite

Holdings Holders. The Holders of any Registrable Securities at the time or thereafter outstanding shall be bound by any consent authorized by this Section 4, whether or not such Registrable Securities shall have been marked to indicate such consent.
     Section 5. Nominees for Beneficial Holders. In the event that any Registrable Securities are held by a nominee for the beneficial owner thereof, the beneficial owner thereof may, at its election, be treated as the holder of such Registrable Securities for purposes of this Agreement. If the beneficial owner of any Registrable Securities so elects, the Company may require assurances reasonably satisfactory to it of such owner’s beneficial ownership of such Registrable Securities.
     Section 6. Notices. All communications provided for hereunder shall be personally delivered or sent by facsimile, registered or certified mail, return receipt requested, or reputable overnight courier service (providing next business day service) and (a) if addressed to any Holder, to the address set forth opposite such Holder’s name on the counterpart signature page to this Agreement or such other address specified in writing by such Holder upon its receipt of Registrable Securities, or (b) if addressed to the Company, at 550 West Texas Avenue, Suite 1300, Midland, Texas 79701, Attn: President, Facsimile: (432) 683-7441, or at such other address, or to the attention of such other officer, as the Company shall have furnished to the Holders at the time outstanding; provided, however, that any such communication to the Company may also, at the option of any Holder, be either delivered to the Company at its address set forth above or to any officer of the Company.
     Section 7. Transfers, Successors and Assigns. The terms and conditions of this Agreement shall inure to the benefit of and be binding upon the respective successors and assigns of the parties. Nothing in this Agreement, express or implied, is intended to confer upon any party other than the parties hereto or their respective successors and assigns any rights, remedies, obligations, or liabilities under or by reason of this Agreement, except as expressly provided in this Agreement.
     Section 8. Effectiveness; Termination. This Agreement shall become effective only upon consummation of the transactions contemplated by the Combination Agreement, and shall terminate if the Combination Agreement is terminated in accordance with its terms. After this Agreement becomes effective, this Agreement shall terminate when no Registrable Securities remain outstanding.
     Section 9. Descriptive Headings. The descriptive headings of the several sections and paragraphs of this Agreement are inserted for reference only and shall not limit or otherwise affect the meaning hereof.
     Section 10. Specific Performance. The parties hereto recognize and agree that money damages may be insufficient to compensate the Holders for breaches by the Company of the terms hereof and, consequently, that the equitable remedy of specific performance of the terms hereof will be available in the event of any such breach.
     Section 11. Cost of Enforcement. If any Party to this Agreement seeks to enforce its rights under this Agreement by legal proceedings, the non-prevailing Party shall pay all costs and expenses incurred by the prevailing Party, including, without limitation, all reasonable attorneys’ fees.
     Section 12. Severability. The invalidity of unenforceability of any provision hereof shall in no way affect the validity or enforceability of any other provision.
     Section 13. Aggregation of Stock. All shares of Registrable Securities held or acquired by Affiliates shall be aggregated together for the purpose of determining the availability of any rights under this Agreement.
     Section 14. Entire Agreement. This Agreement (including the Exhibits hereto, if any) constitutes the full and entire understanding and agreement between the parties with respect to the subject matter hereof, and any other written or oral agreement relating to the subject matter hereof existing between the parties are expressly canceled.
     Section 15. Governing Law. THIS AGREEMENT SHALL BE CONSTRUED AND ENFORCED IN ACCORDANCE WITH, AND THE RIGHTS OF THE PARTIES SHALL BE GOVERNED BY, THE LAWS OF THE STATE OF DELAWARE WITHOUT REGARD TO PRINCIPLES OF CONFLICTS OF LAWS.
     Section 16. Counterparts. This Agreement may be executed simultaneously in any number of counterparts, each of which shall be deemed an original, but all such counterparts shall together constitute one and the same instrument.
     Section 17. Delays or Omissions. No delay or omission to exercise any right, power or remedy accruing to any party under this Agreement, upon any breach or default of any other party under this Agreement, shall impair any such right, power or remedy of such non-breaching or non-defaulting party nor shall it be construed to be a waiver of any such breach or default, or an acquiescence therein, or of or in any similar breach or default thereafter occurring; nor shall any waiver of any single breach or default be deemed a waiver of any other breach or default theretofore or thereafter occurring. Any waiver, permit, consent or approval of any kind or character on the part of any party of any breach or default under this Agreement, or any waiver on the part of any party of any provisions or conditions of this Agreement, must be in writing and shall be effective only to the extent specifically set forth in such writing. All remedies, either under this Agreement or by law or otherwise afforded to any party, shall be cumulative and not alternative.
[SIGNATURE PAGES FOLLOW]

     IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first written above.

COMPANY:

CONCHO RESOURCES INC.

By:	/s/ David W. Copeland

	Name:	David W. Copeland
	Title:	Vice President
[Signature Page to Registration Rights Agreement]

HOLDINGS STOCKHOLDERS:

Address:	/s/ Timothy A. Leach

Timothy A. Leach

Facsimile:

Address:	/s/ Steven L. Beal

Steven L. Beal

Facsimile:

Address:	/s/ David W. Copeland

David W. Copeland

Facsimile:

Address:	/s/ Curt F. Kamradt

Curt F. Kamradt

Facsimile:

Address:	/s/ E. Joseph Wright

E. Joseph Wright

Facsimile:

Address:	/s/ David M. Thomas, III

David M. Thomas, III

Facsimile:

[Signature Page to Registration Rights Agreement]

Address:	YORKTOWN ENERGY PARTNERS V, L.P.

	By:	Yorktown V Company, LLC,

its general partner

		By:	/s/ W. Howard Keenan, Jr.

			Name:	W. Howard Keenan, Jr.
Facsimile:			Title:	Managing Member

Address:	YORKTOWN ENERGY PARTNERS VI, L.P.

	By:	Yorktown VI Company, LP,

its general partner

		By:	Yorktown VI Associates LLC,
its general partner

		By:	/s/ W. Howard Keenan, Jr.

			Name:	W. Howard Keenan, Jr.
Facsimile:			Title:	Managing Member

[Signature Page to Registration Rights Agreement]

Address:	WACHOVIA CAPITAL PARTNERS 2004, LLC

	By:	/s/ A. Wellford Tabor

Facsimile:		Name: A. Wellford Tabor

Title: Partner

Address:	PPM AMERICA PRIVATE EQUITY FUND, L.P.

	By:	PPM America Capital Partners, LLC,
Its general partner

	By:	/s/ Craig Waslin

Facsimile:		Name: Craig Waslin

Title: Partner

Address:	MANSEFELDT CONCHO PARTNERS

	By:	/s/ Tucker Bridwell

Facsimile:		Name: Tucker Bridwell

Title: Partner

Address:	DIAN GRAVES OWEN FOUNDATION

	By:	/s/ Tucker Bridwell

Facsimile:		Name: Tucker Bridwell

Title: Partner
[Signature Page to Business Opportunities Agreement]

Address:
/s/ Joseph Edwin Canon

Joseph Edwin Canon

Facsimile:

Address:
/s/ Kade L. Matthews

Kade L. Matthews

Facsimile:

Address:	TEJON ENERGY PARTNERS, L.P. By: Jimaka, LLC, Its general partner

	By:	/s/ Tucker Bridwell, by POA

Facsimile:		Name:	Tucker Bridwell
Title:

Address:	DODGE JONES FOUNDATION

	By:	/s/ Tucker Bridwell, by POA

Facsimile:		Name:	Tucker Bridwell
Title:

Address:	YALE UNIVERSITY

	By:	/s/ David F. Swensen

Facsimile:		Name:	David F. Swensen
		Title:	Chief Investment Officer
[Signature Page to Registration Rights Agreement]

Address:	THE BOARD OF TRUSTEES OF THE LELAND STANFORD JUNIOR UNIVERSITY

	By:	The Stanford Management Company

Facsimile:
	By:	/s/ Larry S. Owen

		Name:	Larry S. Owen
		Title:	Managing Director

Address:	THE GENERAL MILLS GROUP TRUST

Facsimile:
	By:	/s/ Daralyn Peifer

		Name:	Daralyn Peifer
		Title:	Secretary to the General Mills, Inc. Benefit Finance Committee

Address:	THE VOLUNTARY EMPLOYEES
BENEFICIARY ASSOCIATION TRUST FOR

THE GENERAL MILLS AND BAKERY

CONFECTIONERY, TOBACCO AND GRAIN

Facsimile:	MILLERS HEALTH AND WELFARE PLAN

	By:	/s/ Daralyn Peifer

		Name:	Daralyn Peifer
		Title:	Secretary to the General Mills, Inc. Benefit Finance Committee
[Signature Page to Registration Rights Agreement]

CHASE STOCKHOLDERS:

Address:		CHASE OIL CORPORATION

	By:	/s/ Robert C. Chase

Facsimile:		Robert C. Chase, President

Address:		CAZA ENERGY LLC

	By:	/s/ Mack C. Chase

Facsimile:		Mack C. Chase, Manager

Address:		/s/ Robert C. Chase

Robert C. Chase

Facsimile:

Address:		/s/ Deb E. Chase

Deb E. Chase

Facsimile:

Address:		/s/ Richard C. Chase

Richard L. Chase, by Robert C. Chase, Attorney-in-Fact

Facsimile:

Address:		/s/ Robert C. Chase

Karla Chase, by Robert C. Chase, Attorney-in-Fact

Facsimile:

[Signature Page to Registration Rights Agreement]

Address:	/s/ Robert C. Chase

Gerene Dianne Chase Crouch, a single woman, by Robert C. Chase, Attorney-in-Fact

Facsimile:

Address:	/s/ Bradley B. Bartek

Bradley B. Bartek

Facsimile:

Address:	/s/ Charlotte Cleghorn

Charlotte Cleghorn

Facsimile:

Address:	/s/ Tony Hall

Tony Hall

Facsimile:

Address:	/s/ Bill W. Chase

Bill W. Chase

Facsimile:

[Signature Page to Registration Rights Agreement]

Schedule I
Timothy A. Leach
Steven L. Beal
David W. Copeland
Curt F. Kamradt
E. Joseph Wright
David M. Thomas, III
Yorktown Energy Partners V, L.P.
Yorktown Energy Partners VI, L.P.
Wachovia Capital Partners 2004, LLC
PPM American Private Equity Fund, L.P.
Mansefeldt Concho Partners
Dian Graves Owen Foundation
Joseph Edwin Canon
Kade L. Matthews
Tejon Energy Partners, L.P.
Dodge Jones Foundation
The Board of Trustees of the Leland Stanford Junior University
The General Mills Group Trust
The Voluntary Employees Beneficiary Association Trust for the General Mills and Bakery Confectionary, Tobacco and Grain Millers Health and Welfare Plan

Schedule II
WI Owners
Robert C. Chase
Richard L. Chase
Gerene Dianne Chase Crouch